Monaker Group, Inc. 8-K

Exhibit 10.4

ASSIGNMENT AND NOVATION AGREEMENT

This Assignment and Novation Agreement (this “Agreement”) dated and effective August [ ], 2017 (the “Effective Date”) is by and between Monaker Group, Inc., a Nevada corporation (“Monaker”), Crystal Falls Investments, LLC, a Florida limited liability company (“Crystal Falls”), and Bettwork Industries Inc., a Nevada corporation (“Bettworks”). All contracting entities are each referred to as a “Party” and collectively as the “Parties” to the Agreement as such terms are used herein.

W I T N E S S E T H:

WHEREAS, on May 16, 2016, in connection with the sale by Monaker to Crystal Falls, of Monaker’s 51% membership interest in Name Your Fee, LLC (“Name Your Fee”), Crystal Falls entered into a $750,000 Promissory Note in favor of Monaker (the “Note”, a copy of which is attached hereto as Exhibit A;

WHEREAS, as of the date of this Agreement the Note has a principal balance of $750,000 and no accrued interest; and

WHEREAS, Crystal Falls desires to sell its interest in Name Your Fee to Bettworks and as part of that sale, Bettworks desires to assume all of Crystal Falls’ obligations under the Note and Monaker desires to consent to such assignment on the terms and on the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, which the Parties acknowledge the receipt and sufficiency of, the Parties hereto agree as follows:

1.

Assignment.

1.1.

Effective as of the Effective Date, Crystal Falls assigns all of its obligations and liabilities under the Note to Bettworks and Bettworks accepts such assignment (the “Assignment”).

1.2.

Effective upon the Parties’ entry into this Agreement, the Note and all of the obligations thereunder shall be deemed to have been assigned from Crystal Falls to Bettworks and all obligations and requirements under the Note shall be owed only by Bettworks to Monaker and Crystal Falls shall have no further liability thereunder.

1.3.

Effective as of the Effective Date, Monaker releases and discharges Crystal Falls from all obligations, liabilities, claims and demands howsoever arising under or in relation to the Note and accepts the obligations and liabilities of Bettworks under the Note in place of the liabilities and obligations of Crystal Falls.

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1.4.

Effective as of the Effective Date, Bettworks agrees to observe, perform, discharge and be bound by the terms and conditions and covenants of the Note in every way as if Bettworks were, and had originally been, a party to the Note in place of Crystal Falls. Without limiting the forgoing, Bettworks agrees and acknowledges the Profit Participation obligation as set forth in the Note, which obligation Bettworks confirms, acknowledges and agrees to abide by and comply with as if Bettworks was an original party to the Note. Bettworks also confirms and acknowledges that the ownership interest in Name Your Fee serves as security for the repayment of the Note and Bettworks authorizes Monaker to file financing statements and other security instruments in such jurisdictions as it may deem necessary or warranted to reflect the collateral on such membership interests of Name Your Fee, as owned by Bettworks.

1.5.

Monaker covenants not to bring any suit, action or proceeding or make any demand or claim of any type against Crystal Falls relating to or in connection with the Note or the relationship created thereby. Such release and discharge in being without prejudice to the liabilities and obligation of Bettworks to Monaker under the Note as novated by this Agreement.

1.6.

In consideration for the Assignment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and effective on the Effective Date, Crystal Falls hereby releases, acquits and forever discharges Monaker, its current, past and future affiliates, agents, directors, officers, servants, representatives, successors, shareholders, employees, attorneys, and assigns (collectively, the “Release Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which it ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal law arising from or relating to or associated with the Note, or in connection with any other matter whatsoever (the “Release”). Crystal Falls further represents that it has not assigned, in whole or in part, any claim, demand and/or causes of action against any Released Party prior to its entry into this Agreement.

1.7.

Bettworks will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Bettworks, except where the failure to comply could not reasonably be expected to have a material adverse effect on Bettworks until the payment in full or conversion in full (as provided below) of the Note.

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2.

Consent to Assignment. Pursuant to the foregoing terms and conditions Monaker hereby approves the Assignment and the terms and conditions of this Agreement and represents and warrants that it shall not raise any claims against Crystal Falls in connection with the breach, default or non-performance of the Note by Bettworks after the Effective Date, which obligations shall be owed solely by Bettworks to Monaker.

3.

Compliance with Terms of Note. Bettworks agrees and covenants to comply with all of the terms and conditions of the Note, as modified hereby, and to be bound by all of such terms as if it were an original party thereto.

4.

Continued Effectiveness. Except as otherwise provided or modified herein, all terms and conditions of the Note shall remain effective with respect to Monaker and Bettworks.

5.

Note Conversion Option Right.

5.1.

As additional consideration for Monaker agreeing to the Assignment, Monaker shall have the option, exercisable at any time after the date of this Agreement, from time to time, to convert any or all of the outstanding principal and interest due under the Note into fully-paid non-assessable shares of common stock of Bettworks (the “Shares” and a “Conversion”). The number of Shares due to Monaker in connection with any Conversion shall equal the total principal and interest amount of the Note which is converted by Monaker into Shares, divided by $1.00 (as adjusted for any stock splits, subdivisions, combinations, recapitalizations, stock dividends or similar events effecting Bettworks’ common stock)(the “Conversion Price”), rounded up to the nearest whole share of common stock.

5.2.

In order to exercise the conversion option set forth in this Section 5 (the “Conversion Option”), Monaker shall provide Bettworks a written notice of its intention to exercise the Conversion Option, which shall be in the form of Exhibit A, attached hereto (“Notice of Conversion”). Within three (3) business days of Bettworks’ receipt of the Notice of Conversion, Bettworks shall issue the Shares in the name of Monaker. Monaker and Bettworks shall maintain records showing the actual principal and interest due on the Note, provided that absent manifest error, Monaker’s records shall control. It shall not be necessary for Monaker to deliver a copy of the Note upon any Conversion thereof and instead the parties shall update their records to reflect for any such conversion(s).

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5.3.

Bettworks shall at all times reserve and keep available such number of its duly authorized but unissued shares of common stock as is necessary to comply with the terms of this Agreement and the Note and for the issuance of the Shares which could be issued in connection with the Conversion Option. If at any time the number of shares of authorized but unissued common stock are not sufficient to comply with the terms of this Agreement, the Note, and provide for full conversion of the Note, Bettworks will promptly take such corporate action as may be necessary to increase its authorized but unissued shares of common stock to such number of shares of common stock as are sufficient for such purpose. Bettworks will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable securities laws in connection with the issuance of any shares issued by it in order to comply with the terms of this Agreement, the Note, and to allow for the issuance of the Shares.

6.

Amendment to the Note. Effective upon the execution of this Agreement by all of the Parties hereto, (a) Section (d) of the Note shall be deemed removed and deleted from the Note; and (b) any breach by Bettworks of any term, condition or obligation set forth in this Agreement shall be deemed an Event of Default under the Note.

7.

Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)

Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)

The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority, any of the governing documents of such Party, or any contract to which such Party is bound or affected; and

(c)

any individual executing this Agreement on behalf of a Party has authority to act on behalf of such Party and has been duly and properly authorized to sign this Agreement on behalf of such Party.

8.

Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

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9.

Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Note to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Note as modified hereby to affect the Assignment and the terms hereof, provided that it shall not be necessary for Bettworks to deliver a replacement Note to Monaker and instead the Note, together with this Agreement, shall evidence and document Bettworks’ obligation to pay Monaker pursuant to the Note.

10.

Note to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Note and the terms and conditions thereof shall remain in full force and effect.

11.

Consideration. All of the Parties agree and confirm by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

12.

Miscellaneous.

(a)

Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)

Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction. In the event that the Parties are unable to resolve such dispute to the initial legal action, the Parties submit to the jurisdiction and venue in the State or Federal courts of Florida.

(c)

Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof, except for the Note as amended hereby. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent of such Party.

(d)

Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e)

Section Headings. Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

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(f)

Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(g)

Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above to be effective as of the Effective Date written above.

(“Bettworks”)

Bettwork Industries Inc.

By:	/s/ Sean Kelly

Its:	CEO/Chairman

Printed Name:	Sean Kelly

(“Monaker”)

Monaker Group, Inc.

By:	/s/ William Kerby

Its:	CEO

Printed Name:	Bill Kerby

(“Crystal Falls”)

Crystal Falls Investments, LLC

By:	/s/ Ash Mascarenhas

Its:	President

Printed Name:	Ash Mascarenhas

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EXHIBIT A

Conversion Election Form

____________, 20__

Re:

Conversion of Promissory Note

Ladies and Gentlemen:

You are hereby notified that, pursuant to, and upon the terms and conditions of that certain Promissory Note of Bettwork Industries Inc. (the “Company”) dated May 16, 2016 (the “Note”) and that certain Assignment and Novation Agreement dated on or around August [ ], 2017, between Monaker Group, Inc., Crystal Falls Investments, LLC and Bettwork Industries Inc. (the “Agreement”), we hereby elect to exercise our Conversion Option (as such term in defined in the Agreement), in connection with $__________ of the amount currently owed under the Note (including $___________ of principal and $________ of accrued interest), effective as of the date of this writing, which amount will convert into ________________ shares of the common stock of the Company (the “Conversion”), based on the Conversion Price (as defined in the Note). Please issue certificate(s) for the applicable securities issuable upon the Conversion, in the name of the person provided below.

Very truly yours,

Name:

If on behalf of Entity:

Entity Name:

Signatory’s Position with Entity:

Please issue certificate(s) for common stock as follows:

Name

Address

Social Security No./EIN of Shareholder

Please send the certificate(s) evidencing the common stock to:

Attn:

Address: